Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STARCRAFT CORPORATION
             (Exact name of Registrant as specified in its charter)

Indiana                                                   35-1817634
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                             Identification no.)

P.O. Box 1903, 2703 College Avenue
Goshen, Indiana                                           46256
(Address of Principal Executive Offices)                  (Zip Code)

                 STARCRAFT CORPORATION 1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

Michael H. Schoeffler                              Copy to:
Starcraft Corporation                              Eric R. Moy, Esq.
P.O. Box 1903                                      Barnes & Thornburg
2703 College Avenue                                1313 Merchants Bank Building
Goshen, Indiana 46256                              11 South Meridian Street
(Name and address of agent for service)            Indianapolis, Indiana 46204

Telephone number of agent for service:
(219) 533-1105

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                                Proposed
                                                        Proposed                 maximum
       Title of                                          maximum                aggregate
   securities to be           Amount to be           offering price             offering                Amount of
      registered              registered(1)           per share(2)              price(2)             registration fee
=====================================================================================================================
     Common Stock,
      without par
         value                   250,000               $2.92                  $730,937.50                $221.50
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

(1) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

(2) Estimated solely to determine the registration fee and based on the option price of stock options already granted under the Plan and on the average of the bid and asked sales prices per share of Common Stock of Starcraft Corporation on May 22, 1997, as to shares not yet subject to options granted under the Plan, pursuant to Rule 457(c) and (h).

                                   Page 1 of 8
                            Exhibit Index on Page E-1

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     Document(s) containing information specified by Part I of the form of Registration Statement on Form S-8, promulgated under the Securities Act of 1933, as amended (the "1933 Act"), will be sent or given to participants in the Starcraft Corporation 1997 Stock Incentive Plan (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Form S-8 Registration Statement (the "Registration Statement") pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (1) Annual Report on Form 10-K of Starcraft Corporation (the "Registrant") filed with the Commission for the fiscal year ended September 29, 1996;

         (2) The quarterly reports on Form 10-Q of Starcraft Corporation for the fiscal quarters ended December 29, 1996 and March 30, 1997.

         (3) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") by the Registrant since February 12, 1997; and

         (4) The description of the capital stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, which was filed with the Commission on June 3, 1993, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act prior to the filing of a post-effective amendment that indicates that all shares offered hereby have been sold or that deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

     Article 10 of the Registrant's Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of the Registrant's officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in the best interest of the Registrant and, in all other cases, was not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.


Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

         The exhibits furnished with this registration statement are listed on page E-1.

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

                    Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
                    (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                    Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1993 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, and the State of Indiana, on this 27th day of May, 1997.

                                            STARCRAFT CORPORATION


                                          By /s/ Kelly L. Rose
                                             ----------------------------------
                                              Kelly L. Rose
                                              Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints Kelly L. Rose and Michael H. Schoeffler, and each of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                    Date

(1  Principal Executive Officers:


    /s/ Kelly L. Rose                                           May 27, 1997
    -----------------------------
    Kelly L. Rose                      Chief Executive Officer

    /s/ Michael H. Schoeffler          President, Chief         May 27, 1997
    -----------------------------      Financial Officer,
    Michael H. Schoeffler              Treasurer

(2  A Majority of the Board of                          )
    Directors                                           )
                                                        )
    /s/ L. Craig Fulmer                 Director        )
    -----------------------------                       )
    L. Craig Fulmer                                     )
                                                        )
    /s/ David J. Matteson               Director        )
    -----------------------------                       )
    David J. Matteson                                   )
                                                        )
    /s/ Allen H. Neuharth               Director        )       May 27, 1997
    -----------------------------                       )
    Allen H. Neuharth                                   )
                                                        )
    /s/ Frank K. Martin                 Director        )
    -----------------------------                       )
    Frank K. Martin                                     )
                                                        )
    /s/ Kelly L. Rose                   Director        )
    -----------------------------                       )
    Kelly L. Rose                                       )

                                INDEX TO EXHIBITS

                                                                        Page No.
                                                                        In This
Exhibit No.                  Description                                 Filing

4.1      Articles of  Incorporation of the Registrant are incorporated      *
         by  reference  to  Exhibit  3.1 to the  Registrant's  Annual
         Report on Form 10-K for the fiscal year ended October 1, 1995

4.2      By-Laws of the  Registrant are  incorporated  by reference to      *
         Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

5 Opinion of Barnes & Thornburg as to the legality of the securities being registered.

23.1     Consent of Ernst & Young, LLP.

23.2     Consent of McGladrey & Pullen, LLP.

23.3     Consent of Barnes & Thornburg (included as part of Exhibit 5).

24       Power of Attorney (set forth on page S-1 of this Registration
         Statement).

--------------
(*) Previously filed with the SEC and incorporated by reference into this Registration Statement


















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